                                                           EXHIBIT NO. EX-99.p.2

                                    SECTION S

                                 Code of Ethics

Gabelli Funds, LLC
GAMCO Investors, Inc.
Gabelli & Company, Inc.
Gabelli Advisers, Inc.
Gabelli Fixed Income LLC

Each Registered Investment Company
       or series thereof (each of which
       is considered to be a Company
       for this purpose) for which any
       of the Companies listed above
       presently or hereafter provides
       investment advisory or principal
       underwriting services, other than a
       money market fund or a fund
       that does not invest in Securities.

                                  Introduction

     This  Code of Ethics  establishes  rules of  conduct  for  persons  who are associated  with the  companies  named above or with the  registered  investment companies  for which such  companies  provide  investment  advisory or principal underwriter  services.  The Code governs  their  personal  investment  and other investment-related activities.

     The basic rule is very simple:  put the client's  interests first. The rest
of  the  rules  elaborate  this  principle.   Some  of  the  rules  are  imposed
specifically  by law.  For  example,  the laws that govern  investment  advisers specifically  prohibit fraudulent activity,  making statements that are not true or that are  misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts,  the regulators and investment  advisers have  interpreted these words and established  codes of conduct for their employees and others who have access to their investment  decisions and trading  activities.  Indeed, the rules  obligate  investment  advisers to adopt written rules that are reasonably designed  to prevent  the  illegal  activities  described  above and must follow procedures that will enable them to prevent such activities.

     This  Code  is  intended  to  assist  the  companies  in  fulfilling  their obligations  under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

     The Code is very important to the companies and their employees. Violations can  not  only  cause  the  companies  embarrassment,  loss of  business,  legal restrictions,  fines  and  other  punishments  but  for  employees  can  lead to demotion,  suspension,  firing,  ejection from the securities  business and very large fines.

I.   Applicability

     A.   The Code applies to each of the following:

          1.   The  Companies  named or  described at the top of page one of the
               Code and all entities that are under common management with these
               Companies  or   otherwise   agree  to  be  subject  to  the  Code
               ("Affiliates").   A   listing   of  the   Affiliates,   which  is
               periodically updated, is attached as Exhibit A.

          2.   Any officer,  director or employee of any  Company,  Affiliate or
               Fund Client (as defined  below) whose job regularly  involves him in the  investment  process.  This includes the  formulation  and making of investment  recommendations and decisions, the purchase and  sale  of  securities  for  clients  and the  utilization  of
               information  about  investment  recommendations,   decisions  and
               trades.  Due to  the  manner  in  which  the  Companies  and  the
               Affiliates  conduct their business,  every employee should assume that he is subject  to the Code  unless  the  Compliance  Officer specifies otherwise.

          3.   With respect to all of the Companies, Affiliates and Fund Clients except  Gabelli & Company,  Inc., any natural person who controls any of the Companies,  Affiliates or Fund Clients and who obtains
               information   regarding  the   Companies'   or  the   Affiliates'
               investment recommendations or decisions.  However, a person whose control  arises only as a result of his  official  position  with such entity is excluded.  Disinterested directors of Fund Clients
               and  Independent  Directors,   for  example,  are  excluded  from
               coverage under this item.

          4.   With  respect to all of the  Companies  and Fund  Clients  except
               Gabelli & Company, Inc., any director,  officer,  general partner or  person  performing  a  similar  function  even  if he  has no knowledge  of and  is not  involved  in the  investment  process.
               Disinterested directors of Fund Clients and Independent Directors are included in coverage under this item.

          5.   As an exception, the Code does not apply to any director, officer or employee  of any Fund  Client  (such as certain of The Gabelli
               Westwood Funds) with respect to which the Companies'  services do
               not   involve   the   formulation   or   making   of   investment
               recommendations  or  decisions  or  the  execution  of  portfolio transactions  if that  person  is  also a  director,  officer  or employee of any entity that does perform such  services  (such as
               Westwood  Management  Corp.).  These  individuals  are covered by codes of ethics adopted by such entities.

     B.   Definitions

          1.   Access Persons.  The Companies and the persons described in items
               (A)2 and (A)3 above other than those excluded by item (A)5 above.

          2.   Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct  beneficial  ownership in which one or more  Access  Persons  and/or  one or more  members  of an
               Access Person's immediate family have a substantial proportionate economic  interest.  Immediate family includes an Access Person's spouse  and minor  children  living  with the  Access  Person.  A substantial proportionate economic interest will generally be 10%
               of the equity in the  account  in the case of any  single  Access
               Person  and 25% of the  equity in the  account in the case of all
               Access Persons in the aggregate,  whichever is first  applicable.
               Investment  partnerships  and similar indirect means of ownership other than  registered  open-end  investment  companies  are also treated as accounts.

               As an  exception,  accounts in which one or more  Access  Persons and/or their  immediate  family have a substantial  proportionate
               interest   which  are   maintained   with  persons  who  have  no
               affiliation  with  the  Companies  and with  respect  to which no
               Access  Person has, in the  judgment  of the  Compliance  Officer after  reviewing  the  terms  and  circumstances,  any  direct or indirect  influence or control over the  investment  or portfolio execution process are not Access Person Accounts.

               As a further  exception,  subject  to the  provisions  of Article
               II(I)7,  bona fide market  making  accounts of Gabelli & Company,
               Inc. are not Access Person Accounts.

               As a further  exception,  subject  to the  provisions  of Article
               II(I)7,  bona  fide  error  accounts  of the  Companies  and  the
               Affiliates are not Access Person Accounts.

          3.   Associate Portfolio  Managers.  Access Persons who are engaged in securities  research and analysis for  designated  Clients or are responsible for investment recommendations for designated Clients but who are not principally  responsible for investment decisions with respect to any Client accounts.

          4.   Clients.  Investment advisory accounts maintained with any of the
               Companies or Affiliates  by any person,  other than Access Person
               Accounts.  However, Fund Clients covered by item (A)(5) above are
               considered   Client  accounts  only  with  respect  to  employees
               specifically  identified  by the  Compliance  Officer  as  having
               regular  information  regarding  investment   recommendations  or
               decisions or portfolio transactions for such Fund Clients.

          5.   Companies.  The  companies  named or described at the top of page one of the Code.

          6.   Compliance  Officer.  The persons  designated  as the  compliance officers of the Companies.

          7.   Covered  Persons.  The  Companies,  the  Access  Persons  and the
               persons described in item (A)4 above.

          8.   Fund Clients. Clients that are registered investment companies or series thereof.

          9.   Independent  Directors.  A director  of any of the  Companies  or
               Affiliates who would not be an "interested person" of any of such entities under Section  2(a)(19)(B) of the Investment Company Act of 1940 but for the fact that he serves  as such a  director  and may own beneficially less than 5% of the voting securities of any such  entity  and  who  does  not  have  any  involvement  in the day-to-day activities of any of the Companies or Fund Clients.

          10.  Portfolio   Managers.   Access   Persons   who  are   principally
               responsible  for investment  decisions with respect to any Client accounts.

          11.  Security.  Any  financial  instrument  treated as a security  for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities,  a basket of or an index of  securities or components of  securities.  However,  the term  security  does  not  include securities  issued  by  the  Government  of  the  United  States, bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term  debt  instruments,  including
               repurchase   agreements,   or  shares  of   registered   open-end
               investment companies.

II.  Restrictions on Personal Investing Activities

     A.   Basic Restriction on Investing Activities

          If a purchase or sale order is pending or under  active  consideration for any Client  account by any Company or Affiliate,  neither the same
          Security  nor any  related  Security  (such as an  option,  warrant or convertible  security)  may be  bought or sold for any  Access  Person
          Account.

     B.   Initial Public Offerings

          No Security or related  Security may be acquired in an initial  public offering for any Access Person Account.

     C.   Blackout Period

          No Security or related  Security may be bought or sold for the account of any Portfolio  Manager or Associate  Portfolio  Manager  during the period  commencing  seven  (7) days  prior  to and  ending  seven  (7)
          calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that  Security or any  related  Security  for the account of any  Client  with  respect  to which  such  person has been designated a Portfolio Manager or Associate Portfolio Manager,  unless the Client account receives at least as good a price as the account of
          the  Portfolio   Manager  or  Associate   Portfolio  Manager  and  the
          Compliance  Officer determines under the circumstances that the Client account has not been adversely affected (including with respect to the amount of such  Security  able to be bought by the Client  account) by the transaction for the account of the Portfolio  Manager or Associate
          Portfolio Manager.

     D.   Short-term Trading

          No Security or related Security may, within a 60 day period, be bought and sold or sold and bought at a profit for any Access Person  Account if the  Security or related  Security was held at any time during that period in any Client account.

     E.   Exempt Transactions

          Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no
          Access  Person had any direct or  indirect  influence  or control  and involuntary transactions (such as mergers, inheritances,  gifts, etc.)
          are exempt from the  restrictions  set forth in paragraphs (A) and (C)
          above without case by case preclearance under paragraph (G) below.

     F.   Permitted Exceptions

          Purchases  and sales of the  following  Securities  for Access  Person
          Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the  pre-clearance requirements of paragraph (G) below:

          1.   Non-convertible fixed income Securities rated at least "A";

          2.   Equity  Securities of a class having a market  capitalization  in excess of $1 billion;

          3.   Equity  Securities of a class having a market  capitalization  in excess of $500  million if the  transaction  in question  and the aggregate  amount of such  Securities and any related  Securities purchased  and sold for the Access  Person  Account  in  question during the preceding 60 days does not exceed 100 shares;

          4.   Municipal Securities; and

          5.   Securities  transactions  effected  for  federal,  state or local income tax purposes that are identified to the Compliance Officer at the time as being effected for such purposes.

          In addition,  the exercise of rights that were  received pro rata with other security holders is exempt if the  pre-clearance  procedures are satisfied.

          G.   Pre-Clearance of Personal Securities Transactions

               No Security  may be bought or sold for an Access  Person  Account unless (i) the Access  Person  obtains  prior  approval  from the
               Compliance Officer or, in the absence of the Compliance  Officer, from the general counsel of Gabelli Asset  Management  Inc.; (ii)
               the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the general counsel does  not  rescind  such  approval  prior  to  execution  of  the
               transaction   (See   paragraph   I  below  for   details  of  the
               Pre-Clearance Process.)

          H.   Private Placements

               The  Compliance  Officer  will not approve  purchases  or sale of
               Securities that are not publicly traded, unless the Access Person provides  full  details of the  proposed  transaction  (including written  certification  that the investment  opportunity  did not arise by  virtue  of such  person's  activities  on behalf of any
               Client) and the Compliance Officer concludes,  after consultation with one or more of the  relevant  Portfolio  Managers,  that the
               Companies would have no foreseeable interest in investing in such
               Security or any related Security for the account of any Client.

          I.   Pre-Clearance Process

               1.   No Securities may be purchased or sold for any Access Person
                    Account unless the particular  transaction has been approved in writing by the Compliance Officer or, in his absence, the
                    general  counsel  of  Gabelli  Asset   Management  Inc.  The
                    Compliance  Officer  shall review not less  frequently  than weekly  reports  from the trading  desk (or, if  applicable, confirmations  from brokers) to assure that all transactions
                    effected  for  Access   Person   Accounts  are  effected  in
                    compliance with this Code.

               2.   No Securities may be purchased or sold for any Access Person
                    Account  other than  through the  trading  desk of Gabelli &
                    Company,  Inc., unless express  permission is granted by the
                    Compliance  Officer.  Such permission may be granted only on the  condition  that  the  third  party  broker  supply  the
                    Compliance Officer,  on a timely basis,  duplicate copies of confirmations  of all personal  Securities  transactions for such  Access  Person in the  accounts  maintained  with such third party broker and copies of periodic statements for all such accounts.

               3.   A Trading  Approval  Form,  attached  as  Exhibit B, must be completed  and  submitted  to  the  Compliance  Officer  for approval prior to entry of an order.

               4.   After reviewing the proposed  trade,  the level of potential investment  interest on behalf of Clients in the Security in question and the Companies' restricted lists, the Compliance
                    Officer  shall  approve (or  disapprove)  a trading order on behalf of an Access Person as expeditiously as possible. The
                    Compliance  Officer  will  generally  approve   transactions
                    described  in  paragraph  (F) above  unless the  Security in question or a related  security is on the Restricted List or the  Compliance  Officer  believes for any other reason that the Access Person  Account should not trade in such Security at such time.

               5.   Once an Access Person's  Trading  Approval Form is approved, the form must be  forwarded  to the  trading  desk (or, if a third party broker is permitted,  to the Compliance Officer)
                    for  execution  on the  same  day.  If the  Access  Person's trading order request is not approved, or is not executed on the same day it is approved,  the clearance  lapses although such trading  order  request  maybe  resubmitted  at a later date.

               6.   In the absence of the Compliance  Officer,  an Access Person may submit his or her Trading  Approval  Form to the general counsel of Gabelli Asset  Management Inc.  Trading  approval for the Compliance Officer must be obtained from the general counsel,  and trading  approval for the general counsel must be obtained from the Compliance Officer. In no case will the
                    Trading  Desk accept an order for an Access  Person  Account unless it is accompanied by a signed Trading Approval Form.

               7.   The  Compliance  Officer  shall review all Trading  Approval
                    Forms,   all  initial,   quarterly  and  annual   disclosure
                    certifications  and the trading  activities on behalf of all
                    Client  accounts  with a view to  ensuring  that all Covered
                    Persons  are  complying  with  the  spirit  as  well  as the detailed  requirements of this Code. The Compliance  Officer will review all  transactions  in the market making accounts of Gabelli & Company,  Inc.  and the error  accounts  of the
                    Companies  and the  Affiliates  in order to ensure that such
                    transactions   are  bona   fide   market   making  or  error
                    transactions   or  are  conducted  in  accordance  with  the
                    requirements of this Article II.

III. Other Investment-Related Restrictions

     A.   Gifts

          No Access Person shall accept any gift or other item of more than $100 in value  from any  person or entity  that  does  business  with or on behalf of any Client.

     B.   Service As a Director

          No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance  Committee based  upon a  determination  that  the  Board  service  would  not be inconsistent  with  the  interests  of  the  Clients.  The  Compliance
          Committee shall include the senior Compliance Officer of Gabelli Asset
          Management  Inc., the general counsel of Gabelli Asset Management Inc.
          and at least two of the senior executives from among the Companies.

IV.  Reports and Additional Compliance Procedures

     A.   Every Covered Person must submit a report (a form of which is appended as Exhibit C) containing  the  information  set forth in paragraph (B)
          below  with  respect to  transactions  in any  Security  in which such
          Covered  Person  has or by reason of such  transaction  acquires,  any direct or indirect  beneficial  ownership (as defined in Exhibit D) in the  Security,  and with  respect to any  account  established  by the
          Covered  Person in which any  Securities  were held for the  direct or indirect benefit of the Covered Person; provided, however, that:

          1.   a Covered  Person who is required to make reports only because he is  a  director  of  one  of  the  Fund  Clients  and  who  is  a
               "disinterested"   director  thereof  or  who  is  an  Independent
               Director need not make a report with respect to any  transactions other than those where he knew or should have known in the course of his  duties as a  director  that any Fund  Client  has made or makes a purchase  or sale of the same or a related  Security,  or the  investment  adviser of any such Fund  Client has  considered causing any Fund Client to purchase or sell the same or a related
               Security,  within 15 days before or after the purchase or sale of such Security or related Security by such director.

          2.   a  Covered  Person  need not make a report  with  respect  to any transaction  effected  for, and  Securities  held in, any account over  which  such  person  does not have any  direct or  indirect influence or control; and

          3.   a  Covered  Person  will be  deemed  to have  complied  with  the requirements of this Article IV insofar as the Compliance Officer receives  in a timely  fashion  duplicate  monthly  or  quarterly brokerage  statements or transaction  confirmations  on which all transactions required to be reported hereunder are described.

     B.   A Covered  Person must submit the report  required by this  Article to the  Compliance  Officer  no later  than 10 days  after the end of the calendar  quarter  in which the  transaction  or  account to which the report  relates  was  effected  or  established,  and the report  must contain the date that the report is submitted.

          1.   This report must contain the following  information  with respect to transactions:

               a.   The date of the transaction,  the title and number of shares and the principal amount of each Security involved;

               b.   The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               c.   The price at which the transaction was effected; and

               d.   The name of the broker,  dealer or bank with or through whom the transaction was effected.

          2.   This report must contain the following  information  with respect to accounts established:

               a.   The name of the broker, dealer or bank with whom the account was established; and

               b.   The date the account was established.

     C.   Any report  submitted to comply with the  requirements of this Article
          IV may contain a statement  that the report  shall not be construed as an admission  by the person  making such report that he has any direct or indirect  beneficial  ownership in the Security to which the report relates.  A person need not make any report under this Article IV with respect to  transactions  effected  for, and  Securities  held in, any account  over which the person has no direct or indirect  influence or control.

     D.   No  later  than 10 days  after  beginning  employment  with any of the
          Companies or Affiliates or otherwise  becoming a Covered Person,  each
          Covered  Person  (except  for a  "disinterested"  director of the Fund
          Client or an  Independent  Director who is required to submit  reports under this Article IV solely by reason of being such a director)  must submit a report containing the following information:

          1.   The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

          2.   The name of any  broker,  dealer or bank  with  whom the  Covered
               Person  maintained an account in which any  Securities  were held for the direct or indirect  benefit of the  Covered  Person as of the date the person became a Covered Person; and

          3.   The date that the report is submitted.

          The form of such report is attached as Exhibit E.

     E.   Annually  each  Covered  Person  must  certify  that he has  read  and understood the Code and recognizes that he is subject to such Code. In addition,  annually  each  Covered  Person  must  certify  that he has disclosed or reported all personal Securities transactions required to be disclosed or reported  under the Code and that he is not subject to any regulatory  disability described in the annual certification form.
          Furthermore,   each  Covered  Person  (except  for  a  "disinterested"
          director of the Fund Client or an Independent Director who is required to submit reports under this Article IV solely by reason of being such a director)  annually  must submit a report  containing  the following information  (which  information  must be current as of a date no more than 30 days before the report is submitted):

          1.   The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

          2.   The name of any  broker,  dealer or bank  with  whom the  Covered
               Person  maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

          3.   The date that the report is submitted.

          The form of such certification and report is attached as Exhibit F.

     F.   At least  annually (or  quarterly in the case of Items 4 and 5 below), each  of  the  Companies  that  has a Fund  Client  or  that  provides principal underwriting services for a Fund Client shall, together with each Fund Client,  furnish a written  report to the Board of Directors of the Fund Client that:

          1.   Describes  any  issues  arising  under  the Code  since  the last report.

          2.   Certifies that the Companies have developed procedures concerning
               Covered  Persons'  personal  trading   activities  and  reporting
               requirements  relevant to such Fund Clients  that are  reasonably necessary to prevent violations of the Code;

          3.   Recommends   changes,  if  any,  to  the  Fund  Clients'  or  the
               Companies' Codes of Ethics or procedures;

          4.   Provides a summary of any material or  substantive  violations of this Code by Covered  Persons  with  respect to such Fund Clients which  occurred  during  the past  quarter  and the nature of any remedial action taken; and

          5.   Describes   any  material  or   significant   exceptions  to  any
               provisions of this Code of Ethics as determined  under Article VI below.

          G.   The  Compliance  Officer shall notify each employee of any of the
               Companies or  Affiliates  as to whether such person is considered to be an Access  Person or Covered  Person and shall  notify each other person that is considered to be an Access Person or Covered
               Person.

V.   Sanctions

     Upon   discovering  that  a  Covered  Person  has  not  complied  with  the requirements  of this Code, the Board of Directors of the relevant  Company or of the relevant  Fund Client,  whichever is most  appropriate  under the circumstances, may impose on that person whatever sanctions the Board deems
     appropriate,   including,  among  other  things,  disgorgement  of  profit, censure,  suspension or termination of employment.  Material  violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection  therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.  Exceptions

     The Compliance  Committee of the Companies reserves the right to decide, on a case-by-case  basis,  exceptions to any  provisions  under this Code. Any exceptions  made  hereunder will be maintained in writing by the Compliance
     Committee  and  presented to the Board of  Directors  of any relevant  Fund
     Client at its next scheduled meeting.

VII. Preservation of Documents

     This Code, a copy of each report by a Covered  Person,  any written  report made  hereunder by the Companies or the  Compliance  Officer,  lists of all persons required to make reports, a list of any exceptions, and the reasons therefor,  with respect to Article II.B, and any records under Article II.G with  respect  to  purchases  pursuant  to  Article  II.H  above,  shall be preserved  with the records of the relevant  Company and any relevant  Fund
     Client for the period required by Rule 17j-1.

VIII. Other Laws, Rules and Statements of Policy

     Nothing  contained  in this Code  shall be  interpreted  as  relieving  any
     Covered  Person  from  acting  in  accordance  with  the  provision  of any applicable  law,  rule or  regulation  or any other  statement of policy or procedure  governing the conduct of such person  adopted by the  Companies, the Affiliates or the Fund Clients.

IX.  Further Information

     If any person has any  question  with  regard to the  applicability  of the provisions  of  this  Code  generally  or  with  regard  to any  Securities transaction or transactions, he should consult the Compliance Officer.

                                                                       EXHIBIT A
                                                                       ---------

                       LIST OF AFFILIATES OF THE COMPANIES

ALCE Partners, L.P.
Darien Associates LLC
Gabelli Asset Management Inc.
Gabelli Asset Management (UK) Limited
Gabelli Associates Fund
Gabelli Associates Limited
Gabelli Direct Inc.
Gabelli Fixed Income Distributors, Inc.
Gabelli Fixed Income, Inc.
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli International Gold Fund Limited
Gabelli International Limited
Gabelli International II Limited
Gabelli Multimedia Partners, L.P.
Gabelli Performance Partnership L.P.
Gabelli Securities, Inc.
Gabelli Securities International Limited
Gage Limited
Gemini Capital Management, LLC
GLI, Inc.
Gabelli Group Capital Partners, Inc. and Subsidiaries
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli European Partners, L.P.
Gabelli European Partners, Ltd.
Gabelli Fund, LDC
MJG Associates, Inc.
New Century Capital Partners, L.P.
OpNet Partners, L.P.

                                                                       EXHIBIT B
                                                                       ---------
                       PRE-CLEARANCE TRADING APPROVAL FORM

     I,  ______________________________________  (name),  am an Access Person or authorized  officer  thereof  and  seek  pre-clearance  to  engage  in  the transaction  described  below for the  benefit of myself or another  Access
     Person:

Acquisition or Disposition (circle one)
--------------------------

Name of Account:
                ----------------------------------------------------------------

Account Number:
               -----------------------------------------------------------------

Date of Request:
                ----------------------------------------------------------------

Security:
         -----------------------------------------------------------------------

Amount or # of Shares:
                      ----------------------------------------------------------

Broker:
       -------------------------------------------------------------------------

If  the  transaction  involves  a  Security  that  is  not  publicly  traded,  a description of proposed  transaction,  source of investment  opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge,  the  transaction  described herein is not  prohibited  by the Code of  Ethics  and that the  opportunity  to engage in the  transaction did not arise by virtue of my activities on behalf of any Client.

Signature:                             Print Name:
          -----------------------------           ------------------------------

Approved or Disapproved(Circle One)
-----------------------

Date of Approval:
                 ----------------------

Signature:                             Print Name:
          -----------------------------           ------------------------------

If approval is granted,  please  forward  this form to the trading desk (or if a third party  broker is  permitted,  to the  Compliance  Officer)  for  immediate execution.

                                                                       EXHIBIT C
                                                                       ---------

                                                TRANSACTION REPORT

Report submitted by:
                    ------------------------------------------------------------
                                   Print Name

This transaction  report (the "Report") is submitted  pursuant to Section IV (B)
of the Code of Ethics of the Companies and supplies  information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction  acquire, any direct or indirect beneficial ownership interest, and with respect to accounts  established  by you in which any  Securities  were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period,  amend the dates specified below to cover your period of employment or affiliation.

Unless the context otherwise  requires,  all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable  transactions  or new  accounts,  sign and return this page only. If you have reportable  transactions or new accounts,  complete, sign and return Page 2 and any attachments.

I HAD NO REPORTABLE  SECURITIES  TRANSACTIONS OR ACCOUNTS ESTABLISHED DURING THE
PERIOD ____________________ THROUGH ____________________________. I CERTIFY THAT
I AM  FULLY  FAMILIAR  WITH  THE  CODE OF  ETHICS  AND  THAT,  TO THE BEST OF MY
KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
         -----------------------------------------------------------------------

Position
        ------------------------------------------------------------------------

Date
    ----------------------------------------------------------------------------

                                                                          Page 2

                               TRANSACTION REPORT

Report submitted by:
                    ------------------------------------------------------------
                                                    Print Name

The following  tables supply the  information  required by Section IV (B) of the
Code  of  Ethics  for the  period  specified  below.  Transactions  reported  on brokerage  statements  or  duplicate  confirmations  actually  received  by  the
Compliance  Officer do not have to be listed although it is your  responsibility to make sure that such  statements or  confirmations  are complete and have been received in a timely fashion.

                                  TRANSACTIONS
--------------------------------------------------------------------------------

                        Whether Purchase,
                       Sale, Short Sale or                            Name of Broker/Dealer
Securities                Other Type of                               with or through Whom   Nature of
(Name and     Date of    Disposition or  Quantity of   Price per Share   the Transaction   Ownership of
 Symbol)    Transaction   Acquisition     Securities    or Other Unit     was Effected      Securities
-------     -----------   -----------     ----------    -------------     ------------      ----------

                            NEW ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank      Account Number      Date Account Established
------------------------------      --------------      ------------------------

* To the extent specified above, I hereby disclaim  beneficial  ownership of any securities  listed  in  this  Report  or  brokerage  statements  or  transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST
OF MY  KNOWLEDGE,  THE  INFORMATION  IN THIS  REPORT IS TRUE AND CORRECT FOR THE
PERIOD OF ___________________________ THROUGH ________________________.

Signature                              Date
          -----------------------------    -------------------------------------

Position
         ------------------------------

                                                                       EXHIBIT D
                                                                       ---------
                              BENEFICIAL OWNERSHIP

For purposes of the attached  Code of Ethics,  "beneficial  ownership"  shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the  Securities  Exchange Act of 1934
and the rules and regulations thereunder,  except the determination of direct or indirect  beneficial  ownership  shall  apply to all  securities  that a Covered
Person has or acquires.  The term  "beneficial  ownership" of  securities  would include not only  ownership of securities  held be a Covered  Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees  (including trusts in which he has only a remainder  interest),  and securities held for his account by pledges, securities owned by a partnership in which  he is a  member  if he may  exercise  a  controlling  influence  over the purchase,  sale of  voting  of such  securities,  and  securities  owned  by any corporation or similar entry in which he owns securities if the shareholder is a control-ling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily,  this  term  would  not  include  securities  held by  executors  or administrators  in estates in which a Covered Person is a legatee or beneficiary unless  there is a specified  legacy to such person of such  securities  or such person is the sole  legatee  or  beneficiary  and there are other  assets in the estate  sufficient to pay debts ranking ahead of such legacy,  or the securities are held in the estate more than a year after the decedent's death.

Securities  held in the name of another  should be  considered  as  beneficially owned  by  a  Covered  Person  where  such  person  enjoys  "financial  benefits substantially  equivalent to ownership." The Securities and Exchange  Commission has said that,  although the final  determination  of beneficial  ownership is a question  to be  determined  in the light of the facts of the  particular  case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially  equivalent to ownership,  e.g., application of the income derived from such  securities  to maintain a common home,  or to meet expenses that such person  otherwise  would meet from other sources,  or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of  another  person,  if by reason of any  contract,  understanding, relationship,  agreement,  or other agreement,  he obtains  therefrom  financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial  owner of securities held in the name of a spouse,  minor  children or other person,  even though he does not obtain  therefrom the  aforementioned  benefits of ownership,  if he can vest or revest title in himself at once or at some future time.

                                                                       EXHIBIT E
                                                                       ---------
                             INITIAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                   Print Name

This initial holdings report (the "Report") is submitted  pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any  Security  in which  you may be deemed  to have any  direct  or  indirect beneficial  ownership interest and any accounts  established by you in which any
Securities  were held for your  direct or indirect  benefit,  as of the date you became subject to the Code of Ethics.

Unless the context otherwise  requires,  all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no  reportable  Securities  or  accounts,  sign and return this page only. If you have reportable Securities or accounts,  complete,  sign and return
Page 2 and any attachments.

I HAVE NO  REPORTABLE  SECURITIES  OR  ACCOUNTS AS OF  _____________________.  I
CERTIFY THAT I AM FULLY  FAMILIAR  WITH THE CODE OF ETHICS AND THAT, TO THE BEST
OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
         -----------------------------------------------------------------------

Position
        ------------------------------------------------------------------------

Date
    ----------------------------------------------------------------------------

                                                                          Page 2
                             INITIAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                   Print Name

The following  tables supply the  information  required by Section IV (D) of the
Code of Ethics as of the date you became subject to the Code.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------------------------------
                                                    Name of Broker/Dealer Where  Nature of Ownership of
Securities (Name and Symbol) Quantity of Securities     Securities Are Held            Securities
---------------------------- ----------------------     -------------------            ----------

                                    Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                                Account Number
------------------------------                                --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST
OF MY  KNOWLEDGE,  THE  INFORMATION  IN THIS  REPORT IS TRUE AND  CORRECT  AS OF
__________________________________.

Signature                              Date
          -----------------------------    ------------------------------------

Position
         ------------------------------

                                                                       EXHIBIT F
                                                                       ---------

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A.   I (a Covered  Person)  hereby  certify that I have read and  understood the
     Code of Ethics dated  February 2001, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities  transactions  required to be disclosed or reported under the Code of Ethics;

B.   Within the last ten years  there have been no  complaints  or  disciplinary actions  filed  against  me by  any  regulated  securities  or  commodities exchange, any self-regulatory  securities or commodities organization,  any
     attorney  general,   or  any  governmental   office  or  agency  regulating
     insurance, securities,  commodities or financial transactions in the United
     States, in any state of the United States, or in any other country;

C.   I have not  within  the last ten years been  convicted  of or  acknowledged commission  of any felony or  misdemeanor  arising  out of my conduct as an employee, salesperson,  officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D.   I have not been denied permission or otherwise enjoined by order,  judgment or decree of any court of competent  jurisdiction,  regulated securities or
     commodities   exchange,    self-regulatory    securities   or   commodities
     organization or other federal or state regulatory  authority from acting as
     an  investment  advisor,   securities  or  commodities  broker  or  dealer,
     commodity  pool operator or trading  advisor or as an affiliated  person or employee of any investment  company,  bank,  insurance company or commodity broker,  dealer,  pool operator or trading advisor,  or from engaging in or continuing any conduct or practice in connection  with any such activity or the purchase or sale of any security.

E.   Unless  I  am  exempt  from  filing  an  Annual   Holdings   Report  (as  a
     "disinterested"  director of a Fund Client or an independent director of an
     Affiliate),  I have attached a completed  Annual  Holdings  Report which is accurate as of a date no more than 30 days ago.

Print Name:
              ------------------------------------------------------------------

Signature:
              ------------------------------------------------------------------

Date:
              ------------------------------------------------------------------

                                                                          Page 2
                             ANNUAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                   Print Name

The following  tables supply the  information  required by Section IV (E) of the
Code of  Ethics  as of a date  no  more  than 30  days  before  this  report  is submitted.  If you have no  reportable  Securities  holdings or accounts,  write
"None" in the space provided.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------
                                                 Name of Broker/Dealer Where  Nature of Ownership
Securities (Name and Symbol) Quantity of Securities Securities Are Held       of Securities
---------------------------- ---------------------- -------------------       -------------

                                                         ACCOUNTS
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                         Account Number
------------------------------                         --------------

Signature                              Date
          -----------------------------    -------------------------------------

Position
         -----------------------------------------------------

                                   SECTION CC

                            Code of Ethics Procedures

I.   Introduction

     The Code of Ethics  requires  that,  among  other  things,  the  Compliance
Officer review and maintain  trading  approval forms and other reports which are to be  submitted by "Access  Persons"  and "Covered  Persons" as those terms are defined in the Code. The  responsibilities  of the Compliance Officer, or in his absence, the General Counsel, are set forth below.  However, this Section is not a substitute for the Code of Ethics,  which is set forth in full in Section S of the Gabelli & Company, Inc. Policies and Procedures Manual.

II.  Pre-Clearance of Personal Securities Transactions

     No security may be bought or sold for an Access Person  Account  unless the
Access Person obtains prior written approval of a Trading Approval Form from the
Compliance  Officer,  or in his absence,  the General  Counsel of Gabelli  Asset
Management Inc.  (Exhibit A hereto).  The Compliance  Officer is responsible for reviewing  each Trading  Approval Form.  The  Compliance  Officer  indicates his approval of the proposed trade by signing the completed  Trading  Approval Form.
Trading  Approval  Forms are retained  together  with the daily trade tickets in accordance with SEC and firm record retention requirements.

     Trading  approval  for the  Compliance  Officer  must be obtained  from the general  counsel,  and trading approval for the general counsel must be obtained from the Compliance Officer.

III. Initial, Annual and Quarterly Holdings Reports

     Covered  Persons  (subject to certain  limited  exceptions set forth in the
Code of Ethics) also must submit initial reports upon obtaining that status,  as well as quarterly reports and an annual certification regarding their securities transactions.  The Compliance Officer is responsible for ensuring that within 10 days of beginning  employment with any of the Gabelli  affiliates,  or otherwise becoming  a Covered  Person,  each such  person  (except  for a  "disinterested"
director of a Fund Client who is required to submit  reports solely by reason of being such a director),  submits an Initial  Holdings Report (Exhibit B hereto), which  reflects the  securities  for which the person has any direct or indirect beneficial ownership interest,  and the name of any broker,  dealer or bank with whom the person maintained an account in which such securities were held.

     The  Compliance  Officer  also will  distribute  to each  Covered  Person a quarterly  Transaction Report (Exhibit C hereto), and will ensure that within 10 days after the end of each calendar  quarter,  each Covered Person has submitted the report  containing  all  transactions  effected  during the  quarter and all accounts  in which such  transactions  were  effected,  concerning  transactions effected  for,  and  securities  held in any  account  over which the person has direct or indirect  beneficial  ownership.  To the extent that  Covered  Persons comply  with  their  reporting  obligations  by  providing  duplicate  brokerage statements, the Compliance Officer will review all such statements quarterly and retain all statements.

     On an annual  basis,  the  Compliance  Officer  will  distribute  an Annual
Certification  of Code of  Ethics  (Exhibit  D  hereto),  containing  securities transaction information,  as well as a certification that the Covered Person has disclosed  or  reported  all  personal  securities  transactions  required to be disclosed  or  reported  under  the  Code,  and  that he is not  subject  to any regulatory disability.

IV.  Responsibilities of the Compliance Officer

     The Compliance Officer will review all Trading Approval Forms, all initial, quarterly and annual  disclosure  certifications  and the trading  activities on behalf of all client  accounts with a view to ensuring that all Covered  Persons are complying with the spirit as well as the detailed requirements of the Code.

     The Compliance  Officer will review all  transactions  in the market making accounts  of  Gabelli  &  Company,  and the error  accounts  of the firm and its affiliates to ensure that such transactions are bona fide market making or error transactions or conducted in accordance with the Code.

     The  Compliance  Officer  will notify each staff  member as to whether such person is considered to be an Access Person or Covered Person.

V.   Responsibilities of the General Counsel

     The General  Counsel  will ensure  that the Fund  Clients and each  Gabelli entity  that  has a Fund  Client,  furnish  a  written  report  to the  Board of
Directors  of each Fund  Client,  annually or quarterly as required by the Code, containing the information set forth in Section IV(F) of the Code.